                                                                    EXHIBIT 10.2


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                             MASTER LEASE AGREEMENT

                           Dated as of August 29, 2001

                                     between


                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,


                                       and


                    CHOICEPOINT INC. AND CERTAIN SUBSIDIARIES
                         OF CHOICEPOINT INC., as Lessees

                   -------------------------------------------



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                                TABLE OF CONTENTS
                                (Lease Agreement)


                                                                                                        Page
                                                                                                        ----
ARTICLE I.        DEFINITIONS........................................................................... 1

ARTICLE II.       LEASE OF LEASED PROPERTY.............................................................. 1
                  2.1       Acceptance and Lease of Property............................................ 1
                  2.2       Acceptance Procedure........................................................ 2

ARTICLE III.      RENT.................................................................................. 2
                  3.1       Basic Rent.................................................................. 2
                  3.2       Supplemental Rent........................................................... 2
                  3.3       Method of Payment........................................................... 3
                  3.4       Late Payment................................................................ 3
                  3.5       Net Lease; No Setoff, Etc................................................... 3
                  3.6       Certain Taxes............................................................... 4
                  3.7       Utility Charges............................................................. 5

ARTICLE IV.       WAIVERS............................................................................... 5

ARTICLE V.        LIENS; EASEMENTS; PARTIAL CONVEYANCES................................................. 6

ARTICLE VI.       MAINTENANCE AND REPAIR; ALTERATIONS,
                  MODIFICATIONS AND ADDITIONS........................................................... 8
                  6.1       Maintenance and Repair; Compliance With Law................................. 8
                  6.2       Alterations................................................................. 8
                  6.3       Title to Alterations........................................................ 8

ARTICLE VII.      USE................................................................................... 9

ARTICLE VIII.     INSURANCE............................................................................. 9

ARTICLE IX.       ASSIGNMENT AND SUBLEASING............................................................ 11

ARTICLE X.        LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE............................................ 12
                  10.1      Event of Loss.............................................................. 12
                  10.2      Event of Taking............................................................ 12
                  10.3      Casualty................................................................... 13
                  10.4      Condemnation............................................................... 13
                  10.5      Verification of Restoration and Rebuilding................................. 14

                  10.6      Application of Payments.................................................... 14
                  10.7      Prosecution of Awards...................................................... 15
                  10.8      Application of Certain Payments Not Relating to an Event of
                            Taking..................................................................... 15
                  10.9      Other Dispositions......................................................... 15
                  10.10     No Rent Abatement.......................................................... 16
                  10.11     Construction Land Interests................................................ 16

ARTICLE XI.       INTEREST CONVEYED TO LESSEES......................................................... 16

ARTICLE XII.      EVENTS OF DEFAULT.................................................................... 17

ARTICLE XIII.     ENFORCEMENT.......................................................................... 20
                  13.1      Remedies................................................................... 20
                  13.2      Remedies Cumulative; No Waiver; Consents................................... 22
                  13.3      Purchase Upon an Event of Default.......................................... 22
                  13.4      Limitation on Liability.................................................... 23

ARTICLE XIV.      SALE, RETURN OR PURCHASE OF LEASED PROPERTY;
                  RENEWAL ............................................................................. 23
                  14.1      Lessee's Option to Purchase................................................ 23
                  14.2      Conveyance to Lessee....................................................... 24
                  14.3      Acceleration of Purchase Obligation........................................ 24
                  14.4      Determination of Purchase Price............................................ 24
                  14.5      Purchase Procedure......................................................... 25
                  14.6      Option to Remarket......................................................... 26
                  14.7      Rejection of Sale.......................................................... 28
                  14.8      Return of Leased Property.................................................. 28
                  14.9      Renewal.................................................................... 29

ARTICLE XV.       LESSEE'S EQUIPMENT................................................................... 29

ARTICLE XVI.      RIGHT TO PERFORM FOR LESSEE.......................................................... 30

ARTICLE XVII.     MISCELLANEOUS........................................................................ 30
                  17.1      Reports.................................................................... 30
                  17.2      Binding Effect; Successors and Assigns; Survival........................... 31
                  17.3      Quiet Enjoyment............................................................ 31
                  17.4      Documentary Conventions.................................................... 31
                  17.5      Liability of Lessor Limited................................................ 31
                  17.6      Estoppel Certificates...................................................... 32
                  17.7      No Joint Venture........................................................... 32


                                      (ii)

                  17.8      No Accord and Satisfaction................................................. 32
                  17.9      No Merger.................................................................. 32
                  17.10     Survival................................................................... 32
                  17.11     Chattel Paper.............................................................. 33
                  17.12     Time of Essence............................................................ 33
                  17.13     Recordation of Lease....................................................... 33
                  17.14     Investment of Security Funds............................................... 33
                  17.15     Ground Leases.............................................................. 33
                  17.16     Land and Building.......................................................... 34
                  17.17     Joint and Several.......................................................... 34
                  17.18     IDB Documentation.......................................................... 34


EXHIBIT A         Lease Supplement


                                      (iii)

         THIS MASTER LEASE AGREEMENT (as from time to time amended or supplemented, this "Lease"), dated as of August 29, 2001, is among ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (together with its successors and assigns hereunder, the "Lessor"), as Lessor, and CHOICEPOINT INC., a Georgia corporation ("ChoicePoint"), and certain Subsidiaries of ChoicePoint hereafter parties hereto (individually, with its successors and permitted assigns hereunder, each a "Lessee" and collectively, the "Lessees"), as Lessees.


                              PRELIMINARY STATEMENT

         A. Lessor will purchase, or acquire a leasehold interest in, from one or more third parties designated by the Construction Agent, on a Closing Date, certain parcels of real property to be specified by the Construction Agent, together with any improvements thereon.

         B. Lessor desires to lease to each Lessee, and each Lessee desires to lease from Lessor, certain of such properties as described on the Lease Supplement(s) to which such Lessee is a party.

         C. If applicable, the Construction Agent will, on behalf of Lessor, cause to be constructed, certain improvements on such parcels of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessees hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the Master Agreement, dated as of August 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Master Agreement") among ChoicePoint, as Guarantor, the Lessees, Lessor, the financial institutions party thereto as Lenders and SunTrust Bank, as Agent, for all purposes hereof.


                                   ARTICLE II.
                            LEASE OF LEASED PROPERTY

         Section 2.1 Acceptance and Lease of Property. On each Closing Date for Land, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master

Agreement, hereby agrees to accept delivery on such Closing Date of such Land pursuant to the terms of the Master Agreement, together with any Building or Buildings and other improvements thereon, and simultaneously to lease to the related Lessee hereunder for the Lease Term, Lessor's interest in such Land and in such Building or Buildings and other improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and such related Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor's interest in such Land to be delivered on such Closing Date, together with, in the case of Land, Lessor's interest in the Building or Buildings and other improvements thereon and/or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

         Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of the related Lessee, to be designated by such Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Each Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by such Lessee on each Closing Date for property to be leased hereunder of a Lease Supplement in substantially the form of Exhibit A hereto (each, a "Lease Supplement") (appropriately completed) shall, without further act, constitute the irrevocable acceptance by such Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with, in the case of Land, any and all Buildings and other improvements thereon and/or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each parcel of Land and each Building pursuant to this Section 2.2 shall include any additional right, title or interest in each such parcel of Land and each such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to each such parcel of Land and each such Building shall at all times be demised and leased to the related Lessee hereunder.


                                  ARTICLE III.
                                      RENT

         Section 3.1 Basic Rent. Beginning with and including the first Payment Date occurring after the Initial Closing Date, each Lessee shall pay to the Agent the Basic Rent for the Leased Properties subject to a Lease Supplement to which such Lessee is a party, in installments, payable in arrears on each Payment Date during the Lease Term, subject to Section 2.3(c) of the Master Agreement.

         Section 3.2 Supplemental Rent. Each Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent on the date the same shall become due and payable and in the event of any failure on the part of such Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3, subject to Section 2.3(c) of the Master Agreement.

         Section 3.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to the related Lessee, and at such place as the Agent (or such other Person) shall specify in writing to the related Lessee. Each payment of Rent (including payments under Article XIV hereof) shall be made by the Lessees prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, the related Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, each Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, assessments and other expenses foreseen or unforeseen, for which such Lessee or any Indemnitee is or shall become liable by reason of such Lessee's or such Indemnitee's estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), construction (except Construction Costs which costs, subject to the terms of the Master Agreement, shall be funded under the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and each Lessee's obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased

Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Lessee, Lessor, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Lessee, Lessor, any Lender, the Agent, any Ground Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that any Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Leased Property or any part thereof, the Agent, any Ground Lessor, any Governmental Authority, or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document, any applicable IDB Documentation or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by any Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by any Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles XIV or X of this Lease, this Lease shall be noncancellable by each Lessee in any circumstance whatsoever and each Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by such Lessee hereunder. Each payment of Rent made by a Lessee hereunder shall be final and such Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Each Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties leased by it and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either any Lessee or any subtenant of any Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence (except for willful misconduct and gross negligence imputed to Lessor solely as a result of its interest in any Leased Property).

         Section 3.6       Certain Taxes. Without limiting the generality of
Section 3.5, each Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "tax(es)"), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and the related Lessee. Each Lessee covenants to furnish Lessor and the Agent, upon the Agent's written request, within forty- five (45) days after the last date when any tax must be paid by such Lessee as provided in this Section 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

         So long as no Event of Default has occurred and is continuing, the related Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by such Lessee with diligence and in good faith; provided, however, that such Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at the related Lessee's sole cost and expense. Each Lessee covenants to indemnify and save harmless Lessor, the Agent and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest, which indemnification shall survive the termination of this Lease; provided that neither the Agent nor any Lender shall be entitled to claim any indemnity against any Lessee pursuant to this sentence with respect to any Construction Land Interest during the Construction Term therefor.

         Section 3.7 Utility Charges. Each Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties leased by it.


                                   ARTICLE IV.
                                     WAIVERS

         During the Lease Term, Lessor's interest in the Leased Properties, including the Equipment, the Building(s) (whether or not completed) and the Land, is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (d) all Applicable Law, and (e) any violations of

Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. EACH LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN ANY LEASED PROPERTY, AND IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens. As between Lessor and the Lessees, each related Lessee has been afforded full opportunity to inspect each Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent or the Lenders on the one hand, and the Lessees, on the other, are to be borne by the Lessees, except for the foregoing representation and warranty of Lessor relative to the absence of Lessor Liens. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.


                                   ARTICLE V.
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES

         No Lessee shall directly or indirectly create, incur or assume, and each Lessee shall promptly discharge, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to a Lessee, or any of its contractors or agents or Alterations constructed by a Lessee, except, in all cases, Permitted Liens.

         Notwithstanding the foregoing paragraph, at the request of a Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from such Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessees' use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a Building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms part or a request for rezoning or any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                  (a) any such action shall be at the sole cost and expense of the requesting Lessee and such Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent or any Lender in connection with any such action),

                  (b) the requesting Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of such Lessee stating that

                           (i) such action will not cause any Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents or any applicable IDB Documentation, or in any material respect with Applicable Law; and

                           (ii) such action will not materially reduce the Fair Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor's interest therein; and

                  (c) in the case of any release or conveyance, if Lessor, the Agent or any Lender so reasonably requests, the requesting Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.

                                   ARTICLE VI.
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section 6.1 Maintenance and Repair; Compliance With Law. Each Lessee, at its own expense, shall at all times (a) maintain each Leased Property leased by it in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar property owned or leased by such Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) and (b), provided that the foregoing obligations shall only apply to each Leased Property after the Completion Date with respect to such Leased Property. Each Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Each Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE PERSONALLY LIABLE TO ANY LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Agent nor any Lender shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.

         Section 6.2 Alterations. Each Lessee may, with the prior written consent of Lessor (which consent shall not be unreasonably withheld), at such Lessee's own cost and expense, make Alterations which do not diminish the value, utility or useful life of any Leased Property.

         Section 6.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to each Lessee's right to remove trade fixtures, personal property and equipment which do not constitute Alterations and which were not acquired with funds advanced by Lessor or any Lender) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.

                                  ARTICLE VII.
                                       USE

         Each Lessee may use each Leased Property leased by it or any part thereof for any lawful purpose, and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of any of the Leased Property changes the character or original intended use of such Leased Property, as such character and intended use existed on the Closing Date therefor, or Completion Date therefor and the Lessees do not purchase the Leased Properties at the end of the Lease Term, the related Lessee, upon request of Lessor, shall restore such Leased Property to its general character and intended use on the Closing Date or Completion Date therefor, ordinary wear and tear excepted. No Lessee shall commit or permit any waste of any Leased Property or any material part thereof.


                                  ARTICLE VIII.
                                    INSURANCE

         The provisions of this Article VIII shall not apply to any Construction Land Interest during the Construction Term therefor; during the Construction Term for any Leased Property, the Construction Agent shall maintain insurance in accordance with Section 2.9 of the Construction Agency Agreement.

                  (a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, the related Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

                  (b) During the Lease Term and with respect to each Leased Property leased by it, each related Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by such Lessee or its Affiliates and which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with the related Lessee, and owning or operating similar property, and which cover risks of all kind customarily insured against by such corporations, but in no event less than the replacement cost of such Building from time to time. If at any time during the Lease Term with respect to a Leased Property subject hereto the area in which such Leased Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then the related Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, the related Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Applicable Law, concerning flood insurance to the extent that it may apply to any such Leased Property.

                  (c) During the Lease Term and with respect to each Leased Property leased by it, each related Lessee shall maintain, at its sole cost and expense, commercial general liability insurance which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with the related Lessee, and owning or operating similar property, and which cover risks of all kind customarily insured against by such corporations. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by such Lessee or its Affiliates with respect to similar properties that it owns or leases, but in no event less than $1,000,000 per occurrence. Nothing in this Article VIII shall prohibit any Additional Insured from carrying at its own expense other insurance on or with respect to the Leased Properties, provided that any insurance carried by such Additional Insured shall not prevent any Lessee from carrying the insurance required hereby.

                  (d) Each policy of insurance required to be maintained by a Lessee pursuant to paragraphs (a) and (b) of this Article VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by such Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of the greater of $5,000,000 and 50% of the Funded Amounts with respect to the related Leased Property, the adjustment thereof shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld, delayed or conditioned, and the insurance proceeds therefor shall be paid to the Agent for application in accordance with this Lease, and (b) if, and for so long as, an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application pursuant to this Lease.

                  (e) On the Initial Closing Date and on each anniversary of the Initial Closing Date, each Lessee shall furnish Lessor with certificates, which may be blanket certificates covering all of the Leased Properties leased by it, showing the insurance required under this Article VIII to be in effect and naming the Additional Insureds, as additional insureds (with respect to the insurance described in paragraph (c)) or, in the case of the Agent with respect to the circumstances described in paragraph (d), loss payee, as applicable.

                  (f) Each policy of insurance maintained by a Lessee pursuant to this Article VIII shall (i) provide that such insurance shall be primary, without right of contribution from any other insurance that is covered by any Additional Insured, (ii) provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured, (iii) provide that the related insurer waives any right of set-off or counterclaim against each Additional Insured, (iv) provide that no Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (v) contain the waiver of any right of subrogation of the insurer against each Additional Insured, (vi) provide that in respect of the interests of each Additional Insured, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of any Lessee or any other Person and shall insure each Additional Insured regardless of any breach of any terms, conditions or warranty contained in such policy by any Lessee or any other Person, to the extent that such endorsement is commercially available in the standard commercial market, and (vii) provide that if the related insurer cancels such insurance for any reason whatsoever, or if the policy limits of any such insurance are reduced, or if any Additional Insured is removed from the coverage of any such insurance, such cancellation, reduction or removal shall not be effective as to any Additional Insured until thirty (30) days after written notice is given by such insurer to such Additional Insured.

                  (g) All insurance policies carried in accordance with this Article VIII shall be maintained with insurers of recognized responsibility rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where each Leased Property is located.


                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

         No Lessee may assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Each Lessee may sublease all or any portion of any Leased Property, provided that (a) all obligations of such Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made;
(b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; and (c) each such sublease shall terminate on or before the Lease Termination Date. Each Lessee shall give the Agent and Lessor prompt written notice of any such sublease.

         Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by any Lessee, nor shall any Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                   ARTICLE X.
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Lease Term, and (ii) which, in the good-faith judgment of the related Lessee, (A) renders repair and restoration of a Leased Property impossible or impractical, or requires repairs to the related Leased Property that, with the exercise of reasonable diligence, are impossible to complete by the Lease Termination Date or (B) requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property, and as to which such Lessee has determined not to rebuild, shall constitute an "Event of Loss". Within sixty (60) days after the occurrence of such event, the related Lessee shall deliver to Lessor an Officer's Certificate notifying Lessor of such event and, in the case of an event described in the foregoing clause (ii), of such Lessee's determination not to rebuild. In the case of any other event which constitutes a Casualty, the related Lessee shall restore such Leased Property pursuant to Section 10.3. If an Event of Loss shall occur, the related Lessee shall pay to Lessor on the earlier of (i) the Lease Termination Date and (ii) the next Payment Date occurring not less than thirty
(30) days after the delivery of the Officer's Certificate pursuant to this
Section 10.1 above an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to the related Lessee in accordance with and subject to the provisions of Section 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of any Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by the related Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, such Lessee or as it may direct, and Lessor shall assign to such Lessee, without warranty, all of Lessor's rights to and interest in such insurance required to be maintained by such Lessee pursuant to this Lease.

         Section 10.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii) (A) which would otherwise constitute a Condemnation and (B) which, in the good-faith judgment of the related Lessee, (1) renders restoration and rebuilding of a Leased Property impossible or impractical, or requires restoration to the related Leased Property that, with the exercise of reasonable diligence, is impossible to complete by the Lease Termination Date or (2) requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property, and as to which such Lessee has determined not to rebuild shall constitute an "Event of Taking". Within sixty (60) days after the occurrence of such event, the related Lessee shall deliver to Lessor an Officer's Certificate notifying Lessor of such event and, in the case of an event described in the foregoing clause (ii), of such Lessee's determination not to rebuild. In the case of any other event which constitutes a Condemnation, the related Lessee shall restore and rebuild such Leased Property pursuant to
Section 10.4. If an Event of Taking shall occur, the related Lessee shall pay to Lessor (1) on the earlier of (A) the Lease Termination Date and (B) the next Payment Date occurring not less than thirty (30) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the earlier of (A) the Lease Termination Date and (B) the next Payment Date occurring not less than thirty (30) days after the delivery of the Officer's Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property, and in all condemnation proceeds related thereto, to be conveyed to the related Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of such Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable out-of-pocket costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be promptly paid to the related Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

         Section 10.3 Casualty. If a Casualty shall occur which is not an Event of Loss, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

         Section 10.4 Condemnation. If a Condemnation shall occur which is not an Event of Taking, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date.

         Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation that involves, or is reasonably expected to involve, repair or rebuilding costs in excess of $1,000,000, to verify the related Lessee's compliance with the foregoing Section 10.3 or 10.4, as appropriate, Lessor, the Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days' notice to such Lessee, make a reasonable number of inspections of the affected Leased Property with respect to
(i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent or any Lender will be paid by the related Lessee promptly after written request. No such inspection shall unreasonably interfere with the related Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.

         Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, any Lessee or the Agent from any insurer, Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for a Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

                  (a) In the event the related Lessee purchases such Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;

                  (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to
         Section 10.3, such Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to such Lessee;

                  (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to
         Section 10.4, such Lessee may, in good faith and subsequent to the date of such Condemnation, certify to Lessor and the Agent that no Event of Default has occurred and is continuing, in which event the applicable Award shall be paid over to such Lessee; and

                  (d) As provided in Section 10.8, if such section is applicable.

         During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Each Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by each Lessee at its offices and shall be made available to Lessor, the Lenders and the Agent upon request.

         Section 10.7 Prosecution of Awards. (a) If any Condemnation shall occur, the party receiving the notice of such Condemnation shall give to the other party and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, the related Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to such Lessee, unless an Event of Default shall have occurred and be continuing, in which case (i) the Agent (or Lessor if the Loans have been fully paid) shall control such negotiations; and (ii) such Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of such Lessee to any Award on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and such Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent (or Lessor if the Loans have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of such Lessee or otherwise (but without limiting the obligations of such Lessee under this Article X), to file and prosecute what would otherwise be such Lessee's claim for any such Award and to collect, receipt for and retain the same. In any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent (or Lessor if the Loans have been fully paid), not to be unreasonably withheld.

         (b) Notwithstanding the foregoing, each Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to such Lessee's personal property and equipment not financed by or otherwise property of Lessor, business interruption or similar award and such Lessee's relocation expenses.

         Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to the related Lessee.

         Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to the related Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

         Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and each Lessee shall continue to perform and fulfill all of such Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.

         Section 10.11 Construction Land Interests. Notwithstanding anything to the contrary set forth in this Article X, the provisions of the Construction Agency Agreement shall control with respect to any Casualty, Event of Loss, Condemnation or Event of Taking with respect to a Construction Land Interest during the Construction Term therefor.


                                   ARTICLE XI.
                          INTEREST CONVEYED TO LESSEES

         Each Lessee and Lessor intend that this Lease be treated, for accounting purposes, as an operating lease. For purposes of federal and state income taxes, and commercial and bankruptcy law, each Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage or deed of trust (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Properties, and that each Lessee, as grantor, hereby grants to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property in which such Lessee has an interest, except for Permitted Liens of the type described in clause (a) of the definition thereof, and subject to the interests of any Ground Lessor (if applicable), (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property, (iii) that the effective date of such mortgage, security deed or deed of trust shall be the effective date of this Lease, or the related Lease Supplement, if later, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage, security deed or deed of trust, (v) that the obligations secured by such mortgage, security deed or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from each Lessee hereunder and under the Operative Documents and (vi) that the related Lessee will be treated as the owner of the Leased Properties leased by such Lessee for tax purposes.


                                  ARTICLE XII.
                                EVENTS OF DEFAULT

         The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) any Lessee shall fail to make any payment of Basic Rent within five (5) days after the date that such Basic Rent is due;

         (b) any Lessee shall fail to make any payment of Rent (other than Basic Rent and other than as set forth in clause (c)) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten days after written notice thereof from Lessor or the Agent to ChoicePoint;

         (c) any Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to Section 10.1, 10.2, 14.1 or 14.2, or any Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to
Article XIV or the Construction Agent shall fail to make any payment when due under the Construction Agency Agreement;

         (d)      any Lessee shall fail to maintain insurance as required by
Article VIII hereof, and such failure shall continue until the earlier of (i) fifteen (15) days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise finally lapse or terminate;

         (e) any Consolidated Company or any Receivables Subsidiary shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any instrument or agreement relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness exceeding $5,000,000 in the aggregate;

         (f) ChoicePoint or any Lessee shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under any bankruptcy law;

         (g) an order, judgment or decree shall be entered, without the application, approval or consent of ChoicePoint or any Lessee, by any court of competent jurisdiction, approving a petition seeking reorganization of such entity or appointing a receiver, trustee or liquidator of such entity or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days;

         (h) ChoicePoint shall fail to observe or perform any covenant or agreement (i) contained in Section 5.2(g) of the Master Agreement and, if capable of being remedied, such failure shall remain unremedied for fifteen (15) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, or (B) written notice thereof shall have been given to the Lessee by the Agent or any Funding Party, (ii) contained in Section 5.2(e) and if capable of being remedied, such failure shall remain unremedied for ten (10) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, or (B) written notice thereof shall have been given to the Lessee by the Agent or any Funding Party, or (iii) contained in Sections 2.2(d)(relating to use of Fundings), 5.1(a), 5.1(e), 5.1(g)(v), 5.1(h) or 5.2(c) of the Master Agreement;

         (i) any Lessee shall fail to observe or perform any covenant or agreement contained herein or in any other Operative Document (other than those referred to in clauses (a) through (h) of this Article XII) and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) an Executive Officer of such Lessee's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to ChoicePoint by the Agent or any Funding Party;

         (j) a judgment or order for the payment of money in excess of $5,000,000 not covered by insurance or otherwise having a Material Adverse Effect shall be rendered against ChoicePoint or any other Consolidated Company and such judgment or order shall continue unsatisfied and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         (k) an attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an aggregate value (based upon the greater of the book value of such assets as established in accordance with GAAP or the fair market value of such assets as determined in good faith by such Consolidated Company) exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 60 days of the same being made or any suspension or injunction being lifted;

         (l) any Lessee (other than ChoicePoint) shall become a Subsidiary of any other Person (other than ChoicePoint or any Subsidiary of ChoicePoint) or any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than employees of ChoicePoint (either directly or through a retirement or employee benefit plan), shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty-five percent (25%) of the shares of the outstanding common stock of ChoicePoint entitled to vote for members of ChoicePoint's board of directors, or any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

         (m) any Reportable Event shall have occurred, or any finding or determination shall be made with respect to a Plan under Section 4041 (c) or (e) of ERISA or any fact or circumstance shall occur with respect to a Plan which, in the opinion of the Lessor, provides for the commencement of any proceeding under Section 4042 of ERISA, or any proceeding shall be commenced with respect to a Plan under Section 4042 of ERISA;

         (n) if any of the Operative Documents shall be cancelled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Operative Documents shall be commenced by or on behalf of any Obligor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Operative Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect;

         (o) any representation or warranty by ChoicePoint or any Lessee in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Funding Party pursuant to any Operative Document shall have been incorrect in any material respect when made; or

         (p) the occurrence of any "Event of Default" as defined in the Existing Lease.


                                  ARTICLE XIII.
                                   ENFORCEMENT

         Section 13.1 Remedies. Subject to the right of the Lessees to purchase the Leased Properties as set forth in Section 13.3, upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of the Lessees to purchase the Leased Properties as set forth in Section 14.3):

         (a) Lessor may, by notice to ChoicePoint, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to ChoicePoint, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and
(C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;

         (b) Lessor may (i) demand that the Lessees, and the Lessees shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of any Lessee for any costs and expenses incurred by such Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of the related Lessee) any Leased Property or any part thereof and expel or remove the related Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to any Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, the Lessees shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable out-of-pocket costs of any alterations or repairs made by Lessor;

         (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of any Lessee and without any duty to account to any Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by Applicable Law or clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event the related Lessee's obligation to pay Basic Rent for such Leased Property hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that the Lessees pay to Lessor, and the Lessees shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all out-of-pocket costs and expenses incurred by Lessor, the Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b))); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce the Lessees' obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessees' obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by the Lessees hereunder, the Lessees shall pay any deficiency, as reasonably calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

         (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII, demand, by written notice to ChoicePoint specifying a date (the "Final Rent Payment Date") not earlier than 30 days after the date of such notice, that Lessees purchase, on the Final Rent Payment Date, all of the remaining Leased Properties in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease

Termination Date; and (2) Lessor's obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of such Leased Properties, without recourse or warranty, but free and clear of Lessor Liens;

         (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

         (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, a Lessee pursuant to the terms of this Lease.

         Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Lessee or to be an acquiescence therein. Lessor's consent to any request made by any Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, each Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIII.

         Section 13.3 Purchase Upon an Event of Default. Upon the occurrence of an Event of Default, until such time as Lessor commences soliciting bids for, or entering into any agreement for, the sale or re-lease of the Leased Properties (whichever is earlier), the Lessees may purchase all, but not less than all, of the Leased Properties for the Lease Balance, including any amounts due pursuant to Section 7.5 of the Master Agreement and any costs incurred by the Agent or any Funding Party in connection with the preparation for the sale or re-lease of the Leased Properties. Such purchase shall be made in accordance with Section 14.5, upon not less than ten (10) Business Days' written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 30 days from the date of such notice).

         Section 13.4 Limitation on Liability. Notwithstanding the provisions of Section 13.1, the Lessees' recourse liability to Lessor as a consequence of the occurrence of a Limited Event of Default shall be limited to the payment by the Lessees of the Recourse Deficiency Amount; provided, however if Lessor used commercial reasonable standards in determining that such Limited Event of Default occurred, then the Lessor shall be entitled to exercise any of the remedies set forth in Section 13.1.


                                  ARTICLE XIV.
              SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

         Section 14.1 Lessee's Option to Purchase. (a) Subject to the terms, conditions and provisions set forth in this Article XIV, each Lessee shall have the option (the "Purchase Option"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in all of the Leased Properties; provided that, except as set forth in paragraph (b) below, such option must be exercised with respect to all, but not less than all, of the Leased Properties under all of the Lease Supplements. Such option must be exercised by written notice to Lessor not later than twelve months prior to the scheduled Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this
Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to each Lessee, by special warranty deed and bill of sale, without recourse or warranty (other than as to the absence of Lessor Liens) and each Lessee shall purchase from Lessor, Lessor's interest in the Leased Properties leased by such Lessee.

         (b) Subject to the terms, conditions and provisions set forth in this Article XIV, each Lessee shall have the option (the "Partial Purchase Option"), to be exercised as set forth below, to purchase from Lessor's interest in any Leased Property leased by such Lessee; provided that, after giving effect to such purchase no less than two Leased Properties remain subject to this Lease. Such option may be exercised by written notice to Lessor at any time prior to the last twelve months of the term of this Lease, which notice shall be irrevocable; such notice shall specify the Leased Property to be purchased and the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice. If a Partial Purchase Option is exercised pursuant to the foregoing, subject to the provisions set forth in this Article XIV, on the applicable purchase date, Lessor shall convey to the related Lessee, and such Lessee shall purchase from Lessor, Lessor's interest in the Leased Property that is the subject of such Partial Purchase Option pursuant to Section 14.5.

         (c) The Lessees may purchase just the Equipment included in any Leased Property for a purchase price equal to the portion of the related Leased Property Balance allocable to such Equipment (based on the original purchase price for such Equipment as a percentage of the total cost of acquisition and construction of such Leased Property) by giving irrevocable notice of such purchase to Lessor not later than twelve months prior to the scheduled Lease Termination Date, provided that prior to the date of such purchase, such Lessee, at such Lessee's sole cost and expense, has installed replacement equipment in the related Leased Property with a value, utility and useful life at least as high as the Equipment so purchased and delivered good and valid title to such replacement equipment to Lessor, free and clear of all Liens, and has repaired all damage caused by such removal and replacement, all to the reasonable satisfaction of Lessor.

         Section 14.2 Conveyance to Lessee. Unless (a) the Lessees shall have properly exercised the Purchase Option and purchased the Leased Properties pursuant to Section 14.1(a) or 14.1(b) hereof, or (b) the Lessees shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, each Lessee shall purchase from Lessor, and Lessor shall convey to each Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Properties leased to such Lessee. Any Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase, or any purchase pursuant to
Section 14.1(a) or (b),(time being of the essence), the transferee to whom the conveyance shall be made (if other than to such Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause any Lessee to be released, fully or partially, from any of its obligations under this Lease.

         Section 14.3 Acceleration of Purchase Obligation. The Lessees shall be obligated to purchase Lessor's interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (f) or (g) of Article XII, for the purchase price set forth in Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, the Lessees shall be obligated to purchase Lessor's interest in the Leased Properties for the purchase price set forth in Section
14.4 upon notice of such obligation from Lessor.

         Section 14.4 Determination of Purchase Price. Upon the purchase by the Lessees of Lessor's interest in the Leased Properties upon the exercise of the Purchase Option or pursuant to

Section 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase. Upon the purchase by a Lessee of Lessor's interest in a Leased Property upon the exercise of a Partial Purchase Option, the purchase price for such Leased Property shall be an amount equal to the Leased Property Balance for such Leased Property as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as the result of such purchase.

         Section 14.5 Purchase Procedure. (a) If a Lessee shall purchase Lessor's interest in a Leased Property or in Equipment pursuant to any provision of this Lease, (i) such Lessee shall accept from Lessor and Lessor shall convey such Leased Property or Equipment, as the case may be, by a duly executed and acknowledged special warranty deed and quit claim bill of sale of such Leased Property or Equipment, as the case may be, in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in Leased Property hereunder, the related Lessee(s) shall pay to the order of the Agent (or Lessor if the Loans have been paid in full) the Lease Balance or Leased Property Balance, as applicable, including any amount due pursuant to Section 7.5 of the Master Agreement as a result of such purchase, by wire transfer of immediately available funds, (iii) Lessor will execute and deliver to the related Lessee such other documents, including releases, affidavits, termination agreements and termination statements, as may be legally required or as may be reasonably requested by such Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents and (iv) if such Leased Property is subject to a Ground Lease, Lessor will execute and deliver to the related Lessee an assignment or termination of such Ground Lease, as directed by such Lessee, in such form as may be reasonably requested by such Lessee, and such Lessee shall pay any amounts due with respect thereto under such Ground Lease.

         (b) Each Lessee shall, at such Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and in connection therewith shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, the Lessees shall pay prior to transfer all reasonable out-of-pocket costs incurred by Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, each Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, each Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely by and paid by the Lessees.

         (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Properties to the Lessees, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by the Lessees hereunder and all due after such time being payable by the Lessees as the then owners of the Leased Properties.

         Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, the Lessees shall have the option to market all of, but not less than all of, the Leased Properties for Lessor (the "Remarketing Option").

         The Lessees' effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by Lessor and the Lenders, shall render the Remarketing Option and the Lessees' exercise thereof null and void, in which event, each Lessee shall be obligated to perform its obligations under Section 14.2.

                  (a) Not later than twelve months prior to the scheduled Lease Termination Date, ChoicePoint shall give to Lessor and the Agent written notice of the Lessees' exercise of the Remarketing Option.

                  (b) Not later than ten (10) Business Days prior to the Lease Termination Date, each Lessee shall deliver to Lessor and the Agent an environmental assessment of each Leased Property leased by it dated not earlier than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the related Lessee and reasonably satisfactory to the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate no degradation in environmental conditions beyond those described in the related Environmental Audit and shall not include a recommendation for further investigation to make such determination.

                  (c) On the date of ChoicePoint's notice to Lessor and the Agent of the Lessees' exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied.

                  (d) Except during the Construction Term for the related Leased Property, each Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Properties leased by it pursuant to Sections 6.1, 6.2, 10.3 and 10.4 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive ChoicePoint's notice of the Lessees' exercise of the Remarketing

         Option (time being of the essence), regardless of whether the same shall be within such Lessee's control.

                  (e) Upon request by the Agent, each Lessee shall promptly provide any maintenance records relating to each Leased Property leased by it to Lessor, the Agent and any potential purchaser, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser at the appropriate closing date. Each Lessee shall allow Lessor, the Agent and any potential purchaser reasonable access during normal business hours to any Leased Property for the purpose of inspecting the same.

                  (f) On the Lease Termination Date, each Lessee shall surrender the Leased Properties leased by it in accordance with Section
         14.8 hereof.

                  (g) In connection with any such sale of the Leased Properties, each Lessee will provide to the purchaser all customary "seller's" indemnities requested by the potential purchaser (taking into account the location and nature of the Leased Properties), representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Properties. Each Lessee shall fulfill all of the requirements set forth in clause (b) of
         Section 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

                  (h) In connection with any such sale of Leased Properties, each Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Properties leased by it, whether incurred by Lessor, any Lender, the Agent or such Lessee, including without limitation, to the extent not paid by the purchaser, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's attorneys' fees, such Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                  (i) The Lessees, jointly and severally, shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, plus all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in Section 3.3 hereof.

If the Lessees have exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, one or more of the Lessees shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Properties and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Properties shall be at the Lessees' sole expense. Lessee promptly shall submit all bids to Lessor and the Agent and Lessor; the Agent will have the right to review the same; and the Agent and Lessor will have the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be a Lessee or any Subsidiary or Affiliate of a Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the aggregate selling price (net of closing costs and prorations, as reasonably estimated by the Agent) is less than the difference between the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to ChoicePoint, given within 30 days of receipt of such offer, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Properties by such purchaser shall occur on the Lease Termination Date, contemporaneously with the Lessees' surrender of the Leased Properties in accordance with Section 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent (or Lessor if the Funded Amounts have been fully paid); provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount paid by the Lessees on the Lease Termination Date pursuant to Section 14.6(i), minus any and all reasonable costs and expenses (including broker fees, appraisal costs, reasonable legal fees and transfer taxes) incurred by the Agent or Lessor in connection with the marketing of the Leased Properties or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to ChoicePoint on the Lease Termination Date. No Lessee shall have the right, power or authority to bind Lessor in connection with any proposed sale of the Leased Properties.

         Section 14.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for the Leased Properties as provided in (and subject to the conditions set forth in) Section 14.6, then (a) the Lessees, jointly and severally, shall pay to the Agent the Recourse Deficiency Amount on the Lease Termination Date pursuant to
Section 14.6(i), and (b) Lessor shall retain title to the Leased Properties.

         Section 14.8 Return of Leased Property. If Lessor retains title to any Leased Property pursuant to Section 14.7 hereof, then each Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Properties leased by it to Lessor for retention by Lessor or, if the Lessees properly exercise the Remarketing Option and fulfill all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then each Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Properties leased by it to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor in the case of new Construction, or the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Each Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of any Leased Property leased by such Lessee in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which such Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the related Lessee's maintenance of such Leased Property and all know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications within the possession of such Lessee or ChoicePoint, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Each Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of such Lessee under this Article XIV shall survive the expiration or termination of this Lease.

         Section 14.9 Renewal. Subject to the conditions set forth herein, ChoicePoint may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the then scheduled Lease Termination Date, request to renew this Lease for five years, commencing on the date following such Lease Termination Date, provided that in no event may the Lease Term exceed 16.5 years. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify ChoicePoint whether or not Lessor and the Lenders consent to such renewal request (which consent may be granted or denied in the Lessor's and each Lender's sole discretion and may be conditioned on such conditions precedent as may be specified by Lessor or such Lender). If the Agent fails to respond in such time frame, such failure shall be deemed to be a rejection of such request.


                                   ARTICLE XV.
                               LESSEE'S EQUIPMENT

         After any repossession of any Leased Property (whether or not this Lease has been terminated), the related Lessee, at its expense and so long as such removal of such trade fixture, personal property or equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within ninety (90) days after such Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of such Lessee's trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased

Property); provided, however, that such Lessee shall not remove any such trade fixtures, personal property or equipment that has been financed by Lessor and/or the Lenders under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of a Lessee's trade fixtures, personal property and equipment not so removed by such Lessee within such period shall be considered abandoned by such Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to any Lessee and without obligation to account therefor and the related Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Each Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event such Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to any Lessee's personal property and equipment.


                                  ARTICLE XVI.
                           RIGHT TO PERFORM FOR LESSEE

         If any Lessee shall fail to perform or comply with any of its agreements contained herein and either such failure shall continue for a period of 10 or more days after notice to ChoicePoint or to such Lessee by Lessor or the Agent or such failure has resulted in immediate material danger to any Leased Property or Lessor's or the Agent's interest therein, Lessor, upon reasonable notice to ChoicePoint or such Lessee, may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the related Lessee to Lessor within thirty (30) days after written demand therefor.


                                  ARTICLE XVII.
                                  MISCELLANEOUS

         Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for a Lessee to do so, such Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for a Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the

Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

         Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and the Lessees, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Each Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders pursuant to the Loan Agreement and related Operative Documents, and that all of Lessor's rights hereunder may be exercised by the Agent.

         Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in the related Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessees under this Lease.

         Section 17.4 Documentary Conventions. The Documentary Conventions shall apply to this Lease.

         Section 17.5 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.5, it is expressly understood and agreed by and between each Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, for any failure to perform any covenant, either express or implied, contained herein, all such liability (other than that resulting from Lessor's gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of any Lessee's action or failure to act), if any, being expressly waived by each Lessee and by each and every Person now or hereafter claiming by, through or under any Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, each Lessee and any Person claiming by, through or under any Lessee shall look solely to the right, title and interest of Lessor in and to the Leased Properties and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that no Lessee shall be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom (other than that resulting from Lessor's gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of any Lessee's action or failure to act).

         Section 17.6 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by any Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

         Section 17.7 No Joint Venture. Any intention to create a joint venture, partnership or other fiduciary relationship between Lessor and any Lessee is hereby expressly disclaimed.

         Section 17.8 No Accord and Satisfaction. The acceptance by Lessor of any sums from any Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessees hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and any Lessee regarding sums due and payable by any Lessee hereunder, unless Lessor specifically deems it as such in writing.

         Section 17.9 No Merger. In no event shall the leasehold interests, estates or rights of any Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of each Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section 17.10 Survival. The obligations of the parties to be performed under this Lease prior to the Lease Termination Date and the obligations of the parties pursuant to Articles III, X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XV, and XVI, and Section 17.5 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, any Lessee, the Agent or any Indemnitee shall not affect such survival.

         Section 17.11 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

         Section 17.12 Time of Essence. Time is of the essence of this Lease.

         Section 17.13 Recordation of Lease. Each Lessee will, at its expense, cause each Lease Supplement or a memorandum of lease in form and substance reasonably satisfactory to Lessor and such Lessee (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located.

         Section 17.14 Investment of Security Funds. The parties hereto agree that any amounts not payable to a Lessee pursuant to any provision of
Article VIII, X or XIV or this Section 17.14 shall be held by the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as such amounts are payable to the Lessee, such amounts, net of any amounts previously applied to the Lessees' obligations hereunder or under the Master Agreement (which application is hereby agreed to by Lessee), shall be paid to the related Lessee. Any such amounts which are held by the Agent (or Lessor if the Loans have been fully paid) pending payment to a Lessee shall until paid to such Lessee, as provided hereunder or until applied against the Lessees' obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be, as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Loans have been fully paid, Lessor) and at the expense and risk of the Lessees, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee upon demand shall pay to the Agent or Lessor, as appropriate, the amount of any loss incurred in connection with all such investments and the liquidation thereof.

         Section 17.15 Ground Leases. Each Lessee will, at its expense, timely perform all of the obligations of Lessor, in its capacity as ground lessee, under each Ground Lease and, if requested by Lessor shall provide satisfactory evidence to Lessor of such performance.

         Section 17.16 Land and Building. If any Building and the Land on which such Building is located are subject to separate Lease Supplements, at any time that the related Lessee exercises an option to purchase such Building or such Land, or to renew this Lease with respect to such Building or such Land, or is obligated to purchase such Building or such Land as a result of an Event of Loss, an Event of Taking or an Event of Default, such purchase or renewal shall be made simultaneously with respect to all of such Building and such Land.

         Section 17.17 Joint and Several. Each obligation of each Lessee hereunder shall be a joint and several obligation of all of the Lessees.

         Section 17.18 IDB Documentation. If any Leased Property is subject to an IDB Lease, this Lease shall be deemed to be a sublease. Each Lessee hereby agrees to perform all of its obligations and all obligations of Lessor under all IDB Documentation related to any Leased Property. In the event that a Lessee purchases any Leased Property that is the subject of IDB Documentation, such Lessee shall prepay, or cause to be prepaid, the Bonds related to such Leased Property or shall assume all obligations of the Lessor related to such IDB Documentation and cause the Lessor to be released therefrom pursuant to documentation reasonably satisfactory to the Lessor. For such purpose, if allowed by the relevant IDB Documentation, and if Lessor is the holder of the related Bonds, Lessor will at Lessee's request (i) surrender such Bonds for cancellation in payment thereof and (ii) assign its interest in the relevant IDB Lease to Lessee in lieu of obtaining and conveying legal title to the subject Leased Property, in each case at the related Lessee's expense and pursuant to documentation reasonably satisfactory to Lessor.


                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.



Witnessed:                               CHOICEPOINT INC., as a Lessee


By: /s/ Mary Young                       By: /s/ David E. Trine
   -------------------------------          ------------------------------------
     Name: Mary Young                       Name: David E. Trine
          ------------------------               -------------------------------
                                            Title: Treasurer
                                                 -------------------------------
By: /s/ Kathleen Watkins
   -------------------------------
     Name: Kathleen Watkins
          ------------------------


                                                                           LEASE
                                       S-1                             AGREEMENT

                                          ATLANTIC FINANCIAL GROUP, LTD.,
                                          as Lessor

                                          By:  Atlantic Financial Managers,
                                                Inc., its General Partner
Witnessed:

By: /s/ Pattie Keath                      By: /s/ Stephen Brookshire
   ----------------------------              -----------------------------------
   Name: Pattie Keath                        Name: Stephen Brookshire
                                             Title: President

By: /s/ Mark Lampe
   ----------------------------
   Name: Mark Lampe
        -----------------------


                                                                           LEASE
                                                                       AGREEMENT

STATE OF GEORGIA                    )
                                    )  ss.:
COUNTY OF FULTON                    )


         The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of Fulton, GA, this 29th day of August, 2001, by David E. Trine as Treasurer, of CHOICEPOINT INC., a Georgia corporation, on behalf of the corporation.


[Notarial Seal]                              /s/ Laura K. Peterson
                                    ---------------------------------------
                                                   Notary Public


My commission expires: June 24, 2004
                       ------------------


                                                                           LEASE
                                                                       AGREEMENT

STATE OF TEXAS                      )
                                    )  ss.:
COUNTY OF DALLAS                    )


         The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of Dallas, TX, this 28th day of August, 2001, by Stephen S. Brookshire as President of Atlantic Financial Group, Ltd., on behalf of such partnership.



[Notarial Seal]                              /s/ Lisa M. Williams
                                    ---------------------------------------
                                                 Notary Public


My commission expires: 12-17-2001
                       ------------------


                                                                           LEASE
                                                                       AGREEMENT

Recording requested by                                            EXHIBIT A TO
and when recorded mail to:                                         THE LEASE
                                                                  ------------

----------------------------

----------------------------

----------------------------

----------------------------



                 LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE

         THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of
[        ], between ATLANTIC FINANCIAL GROUP, LTD., as  lessor (the "Lessor"), and [CHOICEPOINT INC., a Georgia corporation,] as lessee (the "Related Lessee").

         WHEREAS Lessor is the owner of the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to Lessee;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Master Agreement, dated as of August 29, 2001 (as amended and supplemented from time to time, the "Master Agreement"), among ChoicePoint Inc., as Guarantor, the Lessees named therein, Lessor, the financial institutions party thereto, as Lenders and SunTrust Bank, as Agent; and the rules of interpretation set forth in Appendix A to the Lease shall apply to this Lease Supplement.

         SECTION 2. The Properties. Attached hereto as Schedule I is the description of certain Land (the "Subject Property"). Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to the

Related Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.


         SECTION 3. Amendments to Lease with Respect to Subject Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and the Related Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:

                    [Insert Applicable Sections per Local Law as contemplated by the Master Agreement]

         SECTION 4. Recourse Deficiency Percentage. The Recourse Deficiency Percentage with respect to the Subject Property is ___%.

         SECTION 5. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.

         SECTION 6. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 7. Documentary Conventions. The Documentary Conventions shall apply to this Lease Supplement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


Witnessed:                               ATLANTIC FINANCIAL GROUP, LTD.,
                                          as the Lessor


By:                                      By: Atlantic Financial Managers,
   ---------------------------               Inc., its General Partner
   Name:


                                         By:
                                            ---------------------------------

By:
   ---------------------------
   Name:                                       Name:
                                               Title:


Witnessed:                                  [CHOICEPOINT INC.], as Related
                                            Lessee


                                         By:
                                            ---------------------------------

By:
   ---------------------------
   Name:                                       Name:
                                               Title:

By:
   ---------------------------
   Name:

STATE OF _________________          )
                                    )  ss.:
COUNTY OF ________________          )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ____ ____, this _____ day of __________, _______________, by _____________________, as
____________________ of Atlantic Financial Group, Ltd., on behalf of such partnership.



[Notarial Seal]
                                    ---------------------------------------
                                                 Notary Public


My commission expires:
                       ------------------

STATE OF _________________          )
                                    )  ss.:
COUNTY OF ________________          )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ___ ____, this _____ day of __________, __________, by ___________, as _____________, of [ChoicePoint
Inc., a Georgia] corporation, on behalf of the corporation.


[Notarial Seal]
                                    ---------------------------------------
                                                 Notary Public


My commission expires:
                       ------------------

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

                                           SUNTRUST BANK,
                                           as the Agent


                                           By:
                                              -------------------------------
                                              Name:
                                              Title: